                                                         Exhibit 10(b)




INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Post-Effective Amendment No. 3 on Form N-4 to the Registration Statement No. 33-61125 of The Pruco Life Flexible Premium Variable Annuity Account of The Pruco Life Insurance Company of our report dated December 19, 1996, relating to the consolidated financial statements of The Pruco Life Insurance Company and subsidiaries in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading
"Experts" in such Prospectus.


/s/  DELOITTE & TOUCHE

Parsippany, New Jersey
April 15, 1998